Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

October 23, 2023

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 1000

Los Angeles, CA 90025

Re:	Registration Statement on Form S-3

Commission File No. 333-275138

Ladies and Gentlemen:

We have served as Maryland counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale from time to time of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $1,250,000,000, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

2. The Company’s Prospectus, dated as of the date hereof, as supplemented by the Company’s Prospectus Supplement, dated as of the date hereof, each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act;

3. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4. The Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Shares and the Confirmation Shares (as defined below) (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Rexford Industrial Realty, Inc.

October 23, 2023

7. The Equity Distribution Agreements, dated as of February 17, 2023, except the agreement with BTIG, LLC (“BTIG”), which is dated the date hereof (the “Equity Distribution Agreements”), by and among the Company, Rexford Industrial Realty, L.P., a Maryland limited partnership, and one of each of BofA Securities, Inc. (“BofA”), BTIG, Capital One Securities, Inc. (“Capital One”), CIBC World Markets Corp. (“CIBC”), Citizens JMP Securities, LLC (f/k/a “JMP Securities LLC”) (“JMP”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), J.P. Morgan Securities LLC (“J.P. Morgan”), Mizuho Securities USA LLC (“Mizuho”), Regions Securities LLC (“Regions”), Scotia Capital (USA) Inc. (“Scotia”), Truist Securities, Inc. (“Truist”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with BofA, Capital One, CIBC, Goldman Sachs, Jefferies, J.P. Morgan, JMP, Mizuho, Regions, Scotia and Truist, the “Sales Agents”), each as sales agent for the Company or principal and/or BofA, BTIG, CIBC, Goldman Sachs, Jefferies, J.P. Morgan, Mizuho, Nomura Global Financial Products, Inc., Regions, Scotia, Truist and Wells Fargo, or one of their respective affiliates, as forward purchasers (in such capacity, each a “Forward Purchaser”), through the Sales Agents (except in the case of BTIG, Capital One and JMP or, in the case of Nomura Global Financial Products, Inc. and Nomura Securities International Inc.), as forward sellers;

8. A form of confirmation (the “Form Forward Contract”) that may be entered into by and between the Company and the applicable Forward Purchaser in relation to any forward stock purchase transactions (a “Forward”);

9. A certificate executed by an officer of the Company, dated as of the date hereof; and

10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Rexford Industrial Realty, Inc.

October 23, 2023

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares and Confirmation Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter.

6. Upon the issuance of any Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Each confirmation entered into by and between the Company and any Forward Purchaser in relation to any Forward (each, a “Forward Contract”) will not differ in any manner material to this opinion from the Form Forward Contract.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance and sale of any Shares by the Company pursuant to the Equity Distribution Agreements and the issuance and delivery by the Company of any shares of Common Stock that may be issued, sold and/or delivered by the Company pursuant to any Forward Contract (the “Confirmation Shares”) have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Equity Distribution Agreements, any applicable Forward Contract, the Registration Statement, the Resolutions and any other resolutions adopted by the Board or any duly-authorized committee thereof relating thereto, the Shares and Confirmation Shares will be validly issued, fully paid and nonassessable.

Rexford Industrial Realty, Inc.

October 23, 2023

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares and Confirmation Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP